                                                              EXHIBIT 11.1




                   PACIFIC REHABILITATION & SPORTS MEDICINE, INC.
                        COMPUTATION OF PER SHARE EARNINGS


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
                                            THREE MONTHS ENDED MARCH 31,
                                    --------------------------------------------
                                             1996                   1995
                                    ---------------------- ---------------------
                                                  FULLY                  FULLY
                                      PRIMARY    DILUTED     PRIMARY    DILUTED
                                      -------    -------     -------    -------
Net income as reported                $368,000   $368,000    $704,000   $704,000


Reduction in interest as a
result of conversion of
convertible notes payable,
net of tax                               3,000      3,000       3,000      3,000
                                         -----      -----       -----      -----

Net income                            $371,000   $371,000    $707,000   $707,000
                                      --------   --------    --------   --------
                                      --------   --------    --------   --------

Earnings per share                        $.04       $.04        $.10       $.09
                                          ----       ----        ----       ----
                                          ----       ----        ----       ----
Weighted average shares
outstanding:

Common Stock                         8,090,000  8,090,000   7,049,000  7,049,000

Dilutive stock options and
warrants, using the treasury
stock method                           186,000    187,000     165,000    284,000

Conversion of convertible
notes payable and contingent
issuances of common stock               64,000    134,000     122,000    368,000
                                       -------    -------     -------    -------

Shares used in calculations          8,340,000  8,411,000   7,336,000  7,701,000
                                     ---------  ---------   ---------  ---------
                                     ---------  ---------   ---------  ---------
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